MASTER APPLICATION FOR GROUP DEFERRED ANNUITY CONTRACT
                                       To
                           IDS Life Insurance Company
                                 Minneapolis, MN

Application is hereby made to IDS Life Insurance Company of Minneapolis, Minnesota for a Group Deferred Annuity Contract to provide annuity benefits for those employees upon whose behalf completed "Statements of Participant" are submitted by the Contract Owner and accepted by the Company.

1. Applicant (Contract Owner):
   _____________________________________________________________________________

2. Address:_____________________________________________________________________
           Street            City               State        Zip Code

3. Type of Business:____________________________________________________________

4. Applicant qualifies for purchasing tax-sheltered annuities under Section 403(b) of the Internal Revenue Code as a

     [ ] Public School       [ ] 501(c)(3) Organization
                                 (include copy of determination letter)

5. Requested Effective Date of Master Contract__________________________________

6. Special Requests ____________________________________________________________

   _____________________________________________________________________________

   _____________________________________________________________________________

Receipt of a Prospectus for IDS Life Variable Annuity Fund B dated __________ for Group Deferred Annuity Contracts is hereby acknowledged. It is understood that all benefits and values provided by the contract, when based on investment experience of a separate account, are variable and are not guaranteed as to fixed dollar amount. It is further understood that each Participant shall at all times have a 100% vested interest in his own Participant's Total Account.

Dated at: ____________________________      Date: ______________________________

                                            For: _______________________________

Witness: _____________________________      By: ________________________________
          Signature of Licensed
            Representative                      ________________________________
                                                                Title

FORM 34532